EXHIBIT 99.2

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

11 JULY 2018

RECOMMENDED INCREASED CASH OFFER

FOR

SKY PLC (“SKY”)

BY

COMCAST CORPORATION (“COMCAST”)

Further to the announcement by Comcast on 25 April 2018 of its Superior Cash Offer for Sky (the “Offer Announcement”), Comcast and Sky are pleased to announce the terms of an increased cash offer (the “Increased Offer”) for the entire issued and to be issued share capital of Sky, which has been recommended by the Sky Independent Committee.

Under the terms of the Increased Offer, Sky Shareholders will be entitled to receive:

£14.75 in cash for each Sky Share

The price of £14.75 per Sky Share represents a premium of approximately 5.4 per cent. to the 21st Century Fox offer of £14.00 for each Sky Share (the “21CF Offer”).

The consideration under the Increased Offer implies a value of approximately £25.9 billion for the fully diluted share capital of Sky.

As the Increased Offer is expected to complete before the usual date for declaration and payment of the final dividend for the financial year ended 30 June 2018, the Increased Offer includes an amount in lieu of a final dividend in respect of the financial year ended 30 June 2018. Comcast reserves the right to reduce the price of £14.75 per Sky Share by some or all of the amount of any dividend (or other distribution or return of capital) which is announced, declared, paid or becomes payable by Sky to Sky Shareholders on or after the date of this announcement.

Comcast expects to complete the Acquisition before the end of October 2018.

Commenting on the Increased Offer, Brian L. Roberts, Chairman and Chief Executive Officer of Comcast said:

“We are pleased to be announcing a recommended increased offer for Sky today.  We have long admired Sky which we believe is an outstanding company and a great fit with Comcast.  Today’s announcement further underscores this belief and our commitment to owning Sky. We will be posting our offer document to Sky shareholders shortly.”

Commenting on the Increased Offer, Martin Gilbert, Deputy Chairman of Sky said:

“The Independent Committee welcomes this increased offer which presents an attractive premium for Sky Shareholders to the current alternative offer for the Company.

We have long recognized the unique position that Sky occupies in the European direct-to-consumer landscape and unanimously recommend this offer by Comcast.”

BACKGROUND TO AND REASONS FOR THE RECOMMENDATION FROM THE SKY INDEPENDENT COMMITTEE

The Independent Committee of Sky remains confident in the standalone prospects for Sky and believes that Sky’s strategy offers Sky Shareholders an attractive standalone value proposition. Throughout the extended offer period which has lasted over 18 months, Sky has continued to deliver high levels of organic revenue and profit growth and continues to be Europe’s leading entertainment and communications business with a strong track record, widely-respected brand and deep customer relationships. Sky has the proven capabilities to develop and grow compelling customer propositions in dynamic markets. This has been evidenced, for example, by the rapid growth in its NOW TV streaming business, the continued development of its Sky Originals content proposition, the launch of a mobile service in the UK, and its expansion into Spain and Switzerland, all at the same time as delivering growth in its direct-to-consumer Pay TV businesses across Europe including its market-leading Sky Q proposition.

On 7 December 2016, 21st Century Fox approached the Deputy Chairman of Sky with an initial proposal to acquire Sky. The Sky Independent Committee, made up of six non-executive directors and two executive directors, each without any affiliation to 21st Century Fox, was established for the purpose of evaluating the proposal. After negotiating a substantial increase in terms, and agreement on certain other material terms of the proposed offer, 21st Century Fox made its original offer at a price of £10.75 per share on 15 December 2016 (the “Original 21CF Offer”). At that point, the Sky Independent Committee concluded that the Original 21CF Offer represented an attractive opportunity for Sky Shareholders to realise their shareholding in cash at a fair valuation.

Since December 2016, Sky has continued to perform well, increasing its presence in Europe and expanding its current footprint. Sky has also successfully renewed important content rights, including Premier League broadcasting rights in the UK, at a significantly lower cost, and Serie A broadcasting rights in Italy where Sky Italia stands to benefit from significantly enhanced exclusivity over live matches. Additionally, Sky has concluded groundbreaking new partnerships with Netflix and Spotify, offering its customers more choice than ever before.

At all times, the Sky Independent Committee has been mindful of its fiduciary duties and obligations under the Takeover Code, and has focused on maximising value for Sky Shareholders.

On 27 February 2018, Comcast announced a possible cash offer for Sky at £12.50 per Sky Share and subsequently announced a firm pre-conditional cash offer on 25 April 2018 (the “Original Comcast Offer”). In view of the higher price of the Original Comcast Offer compared with the Original 21CF Offer, the Sky Independent Committee withdrew its recommendation of the Original 21CF Offer, putting both competing offerors on a level playing field until such offers were capable of being put formally to Sky Shareholders.

On 12 April 2018, further to the proposed acquisition of 21st Century Fox by Disney, the Panel Executive ruled that Disney would be required to make a “chain principle” mandatory offer for Sky following the closing of the acquisition of 21st Century Fox by Disney, at a price of £10.75 per Sky Share, to the extent that by then, 21st Century Fox had not then acquired 100% of, or Comcast or any other third party had not then acquired more than 50% of, the Sky Shares. Subsequent to the increased offer for 21st Century Fox by Disney on 20 June 2018, the Panel Executive announced on 28 June 2018 that it was considering what impact the increase in the price of the Disney acquisition of 21st Century Fox should have on the consideration payable under a “chain principle” mandatory offer for Sky, and that the Panel Executive will make a further announcement in due course.

On 10 July 2018, 21st Century Fox proposed the 21CF Offer of £14.00 per share in cash to the Sky Independent Committee, which included an amount in lieu of a final dividend in respect of the financial year ended 30 June 2018. The Sky Independent Committee recommended the 21CF Offer given it represented a substantial increase in value relative to the Original Comcast Offer and the Original 21CF Offer. The Sky Independent Committee agreed to lower the minimum acceptance condition (in the event 21st Century Fox elects to switch from a scheme to a contractual offer), as this was necessary to secure the 21CF Offer. In the Sky Independent Committee’s view, the Co-operation Agreement, originally agreed in December 2016, has fully and demonstrably achieved its objective of enabling 21st Century Fox to satisfy its regulatory pre-conditions and to make an offer to Sky Shareholders, but without foreclosing competitive interest.

The Sky Independent Committee is mindful of its fiduciary duties and has consistently sought to maximise value for all shareholders. Accordingly, as a consequence of this announcement, the Sky Independent Committee has withdrawn its recommendation of the 21CF Offer.

In order to preserve a competitive process for the benefit of all Sky Shareholders, the Sky Independent Committee will continue to ensure that 21st Century Fox remains bound by the surviving standstill provision in the Co-operation Agreement.

On 11 July 2018, Comcast proposed the Increased Offer of £14.75 in cash to the Sky Independent Committee, which included an amount in lieu of a final dividend in respect of the financial year ended 30 June 2018. The Increased Offer represents a significant increase in value relative to the Original Comcast Offer and the 21CF Offer.

Specifically, the Increased Offer represents:

•	a premium of approximately 91.8 per cent. to the Closing Price of £7.69 per Sky Share on 6 December 2016, being the last Business Day before the date on which an initial proposal was received from 21st Century Fox by Sky;

•	a premium of approximately 86.7 per cent. to the Closing Price of £7.90 per Sky Share on 8 December 2016, being the last Business Day before the start of the Offer Period;

•	an increase of approximately 18.0 per cent. to the Original Comcast Offer price;

•	an increase of approximately 5.4 per cent. to the 21CF Offer price;

•	a multiple of approximately 14.7 times Sky Adjusted EBITDA of £2,249 million for the twelve month period ended 31 December 2017;

•	a P/E multiple of 22.9 times Adjusted EPS of 64.4 pence for the twelve month period ended 31 December 2017; and

•	a 10-year total shareholder return (since 1 July 2008) of +328%, versus the FTSE 100 total shareholder return over the same period of +98%.

The Sky Independent Committee, which has been so advised by Morgan Stanley, PJT Partners and Barclays as to the financial terms of the Increased Offer, considers the terms of the Increased Offer to be fair and reasonable. Morgan Stanley and Barclays are providing independent financial advice to the Independent Committee for the purposes of Rule 3 of the City Code. In providing their financial advice to the Independent Committee, Morgan Stanley, PJT Partners and Barclays have taken into account the commercial assessments of the Independent Committee. Accordingly, the Independent Committee has withdrawn its recommendation of the 21CF Offer and intends to unanimously recommend that the Sky Shareholders accept the Increased Offer.

FINANCING OF THE INCREASED OFFER

As set out in the Offer Announcement, in connection with the financing of the Cash Consideration payable to Sky Shareholders pursuant to the Acquisition, Comcast has entered into the following credit agreements arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC: (i) an unsecured bridge credit agreement in an aggregate principal amount of up to £16,000,000,000, and (ii) an unsecured term loan credit agreement in an aggregate principal amount of up to £7,000,000,000.  In addition, the proceeds of borrowings under a revolving credit facility between Comcast and, among others, JPMorgan Chase Bank, N.A. as administrative agent, for an aggregate principal amount of up to US$7,000,000,000 are available to finance the Cash Consideration payable pursuant to the Acquisition.

Robey Warshaw, financial adviser to Comcast, is satisfied that sufficient resources are available to satisfy the full Cash Consideration payable to Sky Shareholders under the terms of the Acquisition.

PUBLICATION OF OFFER DOCUMENT AND PROPOSALS TO PARTICIPANTS IN SKY SHARE PLANS

As announced by Comcast on 15 June 2018, Comcast has satisfied the pre-conditions in relation to the Acquisition that are set out in Appendix I of the Offer Announcement. In respect of the Conditions of the Acquisition set out in Appendix II of the Offer Announcement, Comcast has already received relevant regulatory approvals in the EU, Austria, Germany, Italy and Jersey.

The offer document containing full terms and conditions of the recommended Increased Offer and the procedures for its acceptance (the “Offer Document”) will be published and posted to Sky Shareholders shortly, together with the Form of Acceptance.

Details of the proposals to be made to the participants in the Sky Share Plans will be set out in the Offer Document. Full details on the effect of the Increased Offer on outstanding options granted pursuant to the Sky Share Plans and on the choices available to Sky Share Plan participants will be set out in separate letters to be sent by Sky to such participants in due course.

GENERAL

This announcement should be read in conjunction with the full text of the Offer Announcement, a copy of which is available on Comcast’s website at www.cmcsa.com/proposal-for-sky.

Save as set out in this announcement, the Increased Offer will be subject to the same terms and conditions as the Superior Cash Offer set out in the Offer Announcement, except that references to the Cash Consideration shall be to the cash amount of £14.75 payable by Comcast in respect of each Sky Share, as adjusted in accordance with the terms of the Acquisition as set out in the Offer Announcement and this announcement. The full terms and conditions of the Increased Offer will also be set out in the Offer Document that will be published and posted to Sky Shareholders shortly, together with the Form of Acceptance.

Morgan Stanley, PJT Partners and Barclays have each given and not withdrawn their consent to the publication of this announcement with the inclusion herein of the references to their names in the form and context in which they appears.

Defined terms used but not defined in this announcement have the meanings given in the Offer Announcement unless the context requires otherwise.

Enquiries

Comcast:

Comcast Corporation
D’Arcy Rudnay (Media)	+1 215 286 8582
Jason Armstrong (Investors)	+1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	+44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	+1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell / Peter Luck	+44 20 7628 1000

Wells Fargo
Stephen Locke	+1 704 410 4766

Tulchan Communications
Andrew Grant / Tom Murray Sky:	+44 20 7353 4200

Sky
Robert Kingston (Analysts/Investors)	+44 20 7032 3726
Gavin Davis (Media)	+44 20 7032 7115

Morgan Stanley
Simon Smith / Laurence Hopkins / Anthony Zammit / Ben Grindley	+44 20 7425 8000

PJT Partners
Simon Lyons / Scott Matlock / Jonathan Hall	+44 20 3650 1100

Barclays
Mark Astaire / Richard Taylor / Daniel Ross / Hugh Moran	+44 20 7623 2323

Comcast has retained Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP as legal advisers in connection with the matters described in this announcement. Sky has retained Herbert Smith Freehills LLP as legal advisers in connection with the matters described in this announcement.

Important notices relating to financial advisers

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Comcast and no one else in connection with the matters referred to in this announcement, and Robey Warshaw will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this announcement, the contents of this announcement or any other matter referred to herein.

Evercore Group L.L.C. (“Evercore Group”), a securities broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and subject to regulation by the SEC and the Financial Industry Regulatory Authority, together with its affiliate, Evercore Partners International LLP (together with Evercore Group, “Evercore”), which is authorised and regulated by the FCA in the United Kingdom, are acting exclusively as financial adviser to Comcast and no one else in connection with the matters referred to in this announcement and will not regard any other person as their client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained therein or otherwise.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Wells Fargo Securities, LLC (“Wells Fargo”), a subsidiary of Wells Fargo & Company, which is authorised by the SEC and regulated by the Financial Industry Regulatory Authority and the SEC in the United States, is acting exclusively as co-financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Morgan Stanley & Co International plc (“Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, Barclays Bank PLC (“Barclays”), which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the FCA and the Prudential Regulation Authority and PJT Partners (UK) Limited (“PJT Partners”), which is authorised and regulated by the FCA in the United Kingdom, are each acting for Sky and no one else in connection with the matters described herein and will not be responsible to anyone other than Sky for providing the protections afforded to their respective clients, for giving advice in connection with the matters described herein or in relation to any matter referred to herein.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Sky in any jurisdiction in contravention of applicable law. The Acquisition will be implemented solely pursuant to the terms of the Offer Document and the accompanying Form of Acceptance, which will contain the full terms and conditions of the Acquisition, including details of how to accept the Offer. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Offer Document and the Form of Acceptance. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched. Each Sky Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Acquisition.

This announcement does not constitute a prospectus or prospectus equivalent document.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to Comcast during the Offer Period as required under Section 4 of Appendix 4 of the City Code.

Important information for U.S. shareholders and Sky ADR Holders

Sky is a public limited company incorporated in England. The Offer will be made to Sky Shareholders in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including Regulation 14E thereunder taking into account no action and exemptive relief granted by the SEC, and otherwise in accordance with the requirements of English law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in the offer documentation, will not have been prepared in accordance with U.S. GAAP, or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and its affiliates or brokers (acting as agents for Comcast and its affiliates, as applicable) may from time to time, and other than pursuant to the Offer, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Offer remains open for acceptance, to the extent permitted by, and in compliance with, exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act and in compliance with the City Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

The Offer, if consummated, may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as non-U.S., tax laws for Sky Shareholders and Sky ADR Holders. Each Sky Shareholder and Sky ADR Holder is urged to consult his or her independent professional adviser regarding the tax consequences of the Offer.

It may not be possible for Sky Shareholders or Sky ADR Holders in the United States to effect service of process within the United States upon Sky (a company incorporated in England), or its officers or directors, some or all of which may reside outside the United States, or to enforce against any of them judgments of the United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or other U.S. law. It may not be possible to bring an action against Sky or its officers or directors, in a non-U.S. court for violations of U.S. law, including the U.S. securities laws. There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to accept the Offer, or to execute and deliver the Form of Acceptance, may be affected by the laws of the relevant jurisdictions in which they are located. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Unless otherwise determined by Comcast or required by the City Code, and permitted by applicable law and regulation, the Offer will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may accept the Offer by any use, means, instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, copies of this announcement and the formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction.

Further details in relation to Sky Shareholders in overseas jurisdictions will be contained in the Offer Document.

Cautionary note regarding forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Comcast and Sky contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast and Sky about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects or synergies of the Acquisition on Comcast and Sky, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast and Sky believes that the expectations reflected in such forward-looking statements are reasonable, Comcast and Sky can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the SEC made by Comcast, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and Comcast to integrate the businesses successfully and to achieve anticipated synergies or benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or Comcast’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

None of Comcast or Sky, or any of their associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, neither Comcast nor Sky are under any obligation, and Comcast and Sky expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecast or estimates

No statement in this announcement is intended as a profit forecast or profit estimate for any period. No statement in this announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Comcast or Sky, as appropriate, for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Comcast or Sky, as appropriate.

Dealing and Opening Position Disclosure requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to midnight on the day before the deadline for making an Opening Position Disclosure must instead make a dealing disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a dealing disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A dealing disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A dealing disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and dealing disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and dealing disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a dealing disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129.

For the purposes of this section (Disclosure requirements of the City Code) and the following section (Publication on Website) of this announcement, “business day” means a day on which the London Stock Exchange is open for the transaction of business.

Publication on Website

This announcement will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky and on Sky’s website at https://www.skygroup.sky/corporate/investors/offers-for-sky/comcastoffer by no later than 12.00 noon (London time) on the business day following this announcement.

Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

About Comcast

Comcast Corporation is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the United States’ largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBCUniversal and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.

Appendix

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this announcement, unless otherwise stated, or the context otherwise requires, the following bases and sources have been used:

1.	Information provided by Sky states that, as at the close of business on 10 July 2018, Sky had in issue 1,719,017,230 ordinary shares, of which 978,515 are held in ESOP.

2.	Any reference to the fully diluted share capital of Sky is based on:

(a)	1,719,017,230 Sky Shares referred to in paragraph 1 above;

(b)	plus up to 39,734,458 Sky Shares which may be issued on or after the date of this document on the exercise of outstanding options or vesting of awards under the Sky Share Plans; and

(c)	less 978,515 shares held in ESOP which will be used by Sky to satisfy options and awards in priority to the issue of new shares.

3.	Any reference to the value of the fully diluted share capital of Sky is based on the price of £14.75 per Sky Share.

4.	Unless otherwise stated, all prices and Closing Prices for Sky Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List (SEDOL).

5.	The premium calculations to the price per Sky Share have been calculated by reference to:

(a)	a price of £7.69 per Sky Share, being the Closing Price on 6 December 2016, the last Business Day before the date on which an initial proposal was received by Sky from 21st Century Fox;

(b)	a price of £7.90 per Sky Share, being the closing price on 8 December 2016, the last Business Day before the start of the Offer Period;

(c)	the Original Comcast Offer price of £12.50 per Sky Share; and

(d)	the 21CF Offer price of £14.00 per Sky Share.

6.	The enterprise value of Sky is based on Sky’s expected fully diluted share capital at completion by applying the offer price, plus Sky’s net debt of £7,434 million, less proceeds from the exercise of options of £39 million, investments in joint ventures and associates of £40 million and available-for-sale investments of £216 million as at 31 December 2017 as set out in Sky’s Interim Results for the six months ended 31 December 2017.

7.	The acquisition multiple of approximately 14.7 times Sky’s Adjusted EBITDA for twelve month period ended 31 December 2017 was calculated as a ratio of enterprise value (calculated as described in paragraph (6) above) to Adjusted EBITDA for the twelve month period ended 31 December 2017 (as defined below).

8.	Sky’s Adjusted EBITDA for the twelve month period ended 31 December 2017 was £2,249 million calculated by using the reported Adjusted EBITDA from the Annual Report for Sky for the year ended 30 June 2017, and the Interim Results for Sky for the six month periods ended 31 December 2016 and 31 December 2017.

9.	The acquisition multiple of approximately 22.9 times Sky’s Adjusted EPS for the twelve month period ended 31 December 2017 was calculated as a ratio of the Increased Offer price of £14.75 per Sky Share to Adjusted EPS for the twelve month period ended 31 December 2017 (as defined below).

10.	Sky’s Adjusted EPS for the twelve month period ended 31 December 2017 was 64.4 pence, calculated by using the reported Adjusted EPS from the Annual Report for Sky for the year ended 30 June 2017, and the Interim Results for Sky for the six month periods ended 31 December 2016 and 31 December 2017.